                                   EXHIBIT 10
                        AMENDMENT NO. ELEVEN TO THE LOAN
                             AND SECURITY AGREEMENT
                        CONCURRENT COMPUTER CORPORATION


        This Amendment No. Eleven To The Loan And Security Agreement (this "Amendment") is entered into as of the 19th day of September, 1996, by and between CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Borrower"), with its chief executive office located at 2101 W. Cypress Creek Road, Fort Lauderdale, Florida 33309 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

                                    FACTS

        FACT ONE:       Foothill and Borrower have previously entered into that
certain Loan And Security Agreement, dated as of June 29, 1995 (as amended and the "Agreement").

        FACT TWO:       Foothill and Borrower desires to further amend the
Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

        NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

        1. Section 6.12 of the Agreement is hereby amended and restated in its entirety to read as follows:

             "6.12 FINANCIAL CONVENTS.  Borrower shall maintain:

             (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least six tenths to one (0.60 : 1.0), and commencing March 31, 1997 at least seven tenths to one (0.70 : 1.0), measured on a fiscal quarter-end basis;

             (b) Total Liabilities to Tangible Net Worth Ratio. A ratio of Borrower's total liabilities divided by Tangible Net Worth of not more than the following, measured on a fiscal quarter-end basis:

                   (i) forty-eight to one (48 : 1.0) for the fiscal quarter-end September 30, 1996;

                   (ii) twenty five to one (25 : 1.0) for the fiscal quarter-end December 31, 1996; and

                   (iii) fifteen to one (15 : 1.0) for the fiscal quarter-end March 31, 1996, and shall continue thereafter;

             (c) Tangible Net Worth. Tangible Net Worth measured on a fiscal quarter-end basis of not less than the following:

                   (i) Zero Dollars ($0.00) for the fiscal quarter-end September 30, 1996;

                   (ii) One Million Five Hundred Thousand Dollars ($1,500,000) for the fiscal quarter-end December 31, 1996;

                   (iii) Three Million Dollars ($3,000,000) for the fiscal quarter-end March 31, 1997; and

                   (iv) Four Million Dollars ($4,000,000) for the fiscal quarter-end June 30, 1997, and shall continue thereafter;

              (d) Total Obligations to Annualized Service Revenues. A ratio of the total amount outstanding under Section 2.1 and the Term Note divided by the Annualized Service Revenues of not more than 0.35:1, as measured on a fiscal quarter-end basis.

        2. Foothill shall charge Borrower's loan account a fee in the amount of Two Thousand Dollars ($2,000). Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

        3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

        IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.

FOOTHILL CAPITAL CORPORATION              CONCURRENT COMPUTER
                                          CORPORATION


By  /s/ Lisa M. Gonzales                  By  /s/ Robert Fitzpatrick
    --------------------------                --------------------------
        Lisa M. Gonzales                           Robert Fitzpatrick

Its Assistant Vice President              Its Vice President & Treasurer
    --------------------------                --------------------------




                                                                            15